Exhibit 99.1

3560 Bassett Street, Santa Clara CA 95054
James Moniz	Claire McAdams
Chief Financial Officer	Investor Relations
(408) 986-9888	(530) 265-9899

INTEVAC ANNOUNCES FIRST QUARTER 2019 FINANCIAL RESULTS

Santa Clara, Calif.—April 29, 2019—Intevac, Inc. (Nasdaq: IVAC) today reported financial results for the first quarter ended March 30, 2019.

“We were pleased to deliver first-quarter results that were stronger than forecast, due to upside in our hard drive system upgrades business and continued close control of expenses,” commented Wendell Blonigan, president and chief executive officer of Intevac. “After record orders for our Photonics business in Q4, in Q1 we continued to make progress toward realizing the future revenue growth potential for our next-generation digital night vision technologies. In our Thin-film Equipment (“TFE”) growth initiatives, we shipped and recognized revenue on four ENERGi® systems during the quarter, with the remaining five systems in backlog on track to be delivered this year. Importantly, we made significant progress in our strategy to place an INTEVAC VERTEX® system with a leading display cover glass manufacturer in order to enable rapid, in-region design turnarounds of our patterned decorative and durable anti-reflective film deposition capabilities. These successes continue to support our growth and profitability objectives for 2019.”

($ Millions, except per share amounts)	Q1 2019		Q1 2018
	GAAP Results	Non-GAAP Results	GAAP Results	Non-GAAP Results
Net Revenues	$24.8	$24.8	$18.0	$18.0
Operating Loss	$(2.0)	$(2.0)	$(5.1)	$(5.0)
Net Loss	$(2.4)	$(2.4)	$(5.1)	$(5.0)
Net Loss per Diluted Share	$(0.10)	$(0.10)	$(0.23)	$(0.23)

Intevac’s non-GAAP adjusted results exclude the impact of the following, where applicable: (1) changes in fair value of contingent consideration liabilities associated with business combinations; and (2) restructuring charges. A reconciliation of the GAAP and non-GAAP adjusted results is provided in the financial table included in this release. See also “Use of Non-GAAP Financial Measures” section.

First Quarter 2019 Summary

The net loss was $2.4 million, or $0.10 per diluted share, compared to a net loss of $5.1 million, or $0.23 per diluted share in the first quarter of 2018. The non-GAAP net loss was $2.4 million or $0.10 per diluted share. This compares to the first quarter 2018 non-GAAP net loss of $5.0 million or $0.23 per diluted share.

Revenues were $24.8 million, including $18.9 million of TFE revenues and Photonics revenues of $5.9 million. TFE revenues consisted of one 200 Lean® HDD system, four ENERGi solar ion implant systems, upgrades, spares and service. Photonics revenues consisted of $2.7 million of product sales and $3.2 million of research and development contracts. In the first quarter of 2018, revenues were $18.0 million, including $12.8 million of TFE revenues which consisted of one 200 Lean HDD system, upgrades, spares and service, and Photonics revenues of $5.2 million, which included $2.7 million of product sales and $2.5 million of research and development contracts.

TFE gross margin was 31.5%, compared to 35.6% in the first quarter of 2018, and compared to 30.6% in the fourth quarter of 2018. The decline from the first quarter of 2018 was primarily due to lower margin contribution from four ENERGi solar ion implant systems. Photonics gross margin was 21.5%, compared to 6.2% in the first quarter of 2018 and 42.1% in the fourth quarter of 2018. The improvement from the first quarter of 2018 was due to higher revenue levels and higher margins on technology development contracts. The decline from the fourth quarter of 2018 was due to lower sales of higher-margin products. Consolidated gross margin was 29.2%, compared to 27.1% in the first quarter of 2018 and 33.5% in the fourth quarter of 2018.

R&D and SG&A expenses were $9.2 million, down compared to $10.0 million in the first quarter of 2018, and increased from $8.8 million in the fourth quarter of 2018 due to typical seasonal operating expense increases.

Order backlog totaled $102.6 million on March 30, 2019, compared to $108.5 million on December 29, 2018 and $66.9 million on March 31, 2018. Backlog at March 30, 2019 included five 200 Lean HDD systems and five ENERGi solar ion implant systems. Backlog at December 29, 2018 included six 200 Lean HDD systems and nine ENERGi solar ion implant systems. Backlog at March 31, 2018 included two 200 Lean HDD systems and twelve ENERGi solar ion implant systems.

The Company ended the quarter with $41.9 million of total cash, restricted cash and investments and $88.4 million in tangible book value, defined as total stockholders’ equity, less intangible assets.

Use of Non-GAAP Financial Measures

Intevac’s non-GAAP results exclude the impact of the following, where applicable: changes in fair value of contingent consideration liabilities associated with business combinations and restructuring. A reconciliation of the GAAP and non-GAAP results is provided in the financial tables included in this release.

Management uses non-GAAP results to evaluate the Company’s operating and financial performance in light of business objectives and for planning purposes. These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Intevac believes these measures enhance investors’ ability to review the Company’s business from the same perspective as the Company’s management and facilitate comparisons of this period’s results with prior periods. The presentation of this additional information should not be considered a substitute for results prepared in accordance with GAAP.

Conference Call Information

The Company will discuss its financial results and outlook in a conference call today at 1:30 p.m. PDT (4:30 p.m. EDT). To participate in the teleconference, please call toll-free (877) 334-0811 prior to the start time. For international callers, the dial-in number is (408) 427-3734. You may also listen live via the Internet at the Company’s website, www.intevac.com, under the Investors link, or at www.earnings.com. For those unable to attend, these web sites will host an archive of the call. Additionally, a telephone replay of the call will be available for 48 hours beginning today at 7:30 p.m. EDT. You may access the replay by calling (855) 859-2056 or, for international callers, (404) 537-3406, and providing Replay Passcode 1246789.

About Intevac

Intevac was founded in 1991 and has two businesses: Thin-Film Equipment and Photonics.

In our Thin-film Equipment business, we are a leader in the design and development of high-productivity, thin-film processing systems. Our production-proven platforms are designed for high-volume manufacturing of substrates with precise thin film properties, such as the hard drive media, display cover panel, and solar photovoltaic markets we serve currently.

In our Photonics business, we are a recognized leading developer of advanced high-sensitivity digital sensors, cameras and systems that primarily serve the defense industry. We are the provider of integrated digital imaging systems for most U.S. military night vision programs.

For more information call 408-986-9888, or visit the Company’s website at www.intevac.com.

200 Lean®, INTEVAC MATRIX®, INTEVAC VERTEX®, oDLC® and ENERGi® are registered trademarks of Intevac, Inc.

Safe Harbor Statement

This press release includes statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Intevac claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms “may,” “believes,” “projects,” “expects,” or “anticipates,” and do not reflect historical facts. Specific forward-looking statements contained in this press release include, but are not limited to: customer adoption of our products, future revenue growth potential for Photonics, and the future financial performance of Intevac, such as achieving growth and profitability. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from the Company’s expectations. These risks include, but are not limited to: technology risk and challenges achieving customer adoption and revenue recognition in Thin-film Equipment markets and delays in Photonics programs, each of which could have a material impact on our business, our financial results, and the Company’s stock price. These risks and other factors are detailed in the Company’s periodic filings with the U.S. Securities and Exchange Commission.

INTEVAC, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)

	Three months ended
	March 30, 2019	March 31, 2018
Net revenues
TFE	$18,945	$12,789
Photonics	5,882	5,185

Total net revenues	24,827	17,974
Gross profit	7,239	4,875
Gross margin
TFE	31.5%	35.6%
Photonics	21.5%	6.2%

Consolidated	29.2%	27.1%
Operating expenses
Research and development	3,986	4,167
Selling, general and administrative	5,245	5,830
Acquisition-related[1]	7	(1)

Total operating expenses	9,238	9,996

Total operating loss	(1,999)	(5,121)
Operating loss
TFE	(603)	(2,509)
Photonics	(640)	(1,210)
Corporate	(756)	(1,402)

Total operating loss	(1,999)	(5,121)
Interest and other income	160	145

Loss before income taxes	(1,839)	(4,976)
Provision for income taxes	553	160

Net loss	$(2,392)	$(5,136)

Net loss per share
Basic and Diluted	$(0.10)	$(0.23)
Weighted average common shares outstanding
Basic and Diluted	22,855	22,107

[1]	Amounts for all periods presented include changes in fair value of contingent consideration obligations associated with the Solar Implant Technology (SIT) acquisition in 2010.

INTEVAC, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

	March 30, 2019	December 29, 2018
	(Unaudited)	(see Note)
ASSETS
Current assets
Cash, cash equivalents and short-term investments	$35,301	$34,791
Accounts receivable, net	19,996	27,717
Inventories	30,329	30,597
Prepaid expenses and other current assets	2,173	2,528

Total current assets	87,799	95,633
Long-term investments	5,394	4,372
Restricted cash	1,254	1,169
Property, plant and equipment, net	10,550	11,198
Operating lease right-of-use-assets	11,076	—
Intangible assets, net	735	889
Deferred income tax and other long-term assets	8,485	8,809

Total assets	$125,293	$122,070

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current operating lease liabilities	$2,569	$—
Accounts payable	4,867	6,053
Accrued payroll and related liabilities	3,457	4,689
Other accrued liabilities	4,327	4,952
Customer advances	10,335	14,314

Total current liabilities	25,555	30,008
Non-current liabilities
Non-current operating lease liabilities	10,491	—
Other long-term liabilities	160	2,438

Total non-current liabilities	10,651	2,438
Stockholders’ equity
Common stock ($0.001 par value)	23	23
Additional paid in capital	184,953	183,204
Treasury stock, at cost	(29,047)	(29,047)
Accumulated other comprehensive income	484	378
Accumulated deficit	(67,326)	(64,934)

Total stockholders’ equity	89,087	89,624

Total liabilities and stockholders’ equity	$125,293	$122,070

Note: Amounts as of December 29, 2018 are derived from the December 29, 2018 audited consolidated financial statements.

INTEVAC, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(Unaudited, in thousands, except per share amounts)

	Three months ended
	March 30, 2019	March 31, 2018
Non-GAAP Loss from Operations
Reported operating loss (GAAP basis)	$(1,999)	$(5,121)
Change in fair value of contingent consideration obligations[1]	7	(1)
Restructuring charges[2]	—	95

Non-GAAP Operating Loss	$(1,992)	$(5,027)
Non-GAAP Net Loss
Reported net loss (GAAP basis)	$(2,392)	$(5,136)
Change in fair value of contingent consideration obligations[1]	7	(1)
Restructuring charges[2]	—	95
Income tax effect of non-GAAP adjustments[3]	—	—

Non-GAAP Net Loss	$(2,385)	$(5,042)
Non-GAAP Net Loss Per Share
Reported net loss per share (GAAP basis)	$(0.10)	$(0.23)
Change in fair value of contingent consideration obligations[1]	—	—
Restructuring charges[2]	—	—
Non-GAAP Net Loss Per Share	$(0.10)	$(0.23)
Weighted average number of diluted shares outstanding	22,855	22,107

[1]	Results for all periods presented include changes in fair value of contingent consideration obligations associated with the Solar Implant Technology (SIT) acquisition in 2010.
[2]	Results for the quarter ended March 31, 2018 include severance and other employee-related costs related to a restructuring program.
[3]

The amount represents the estimated income tax effect of the non-GAAP adjustments. The Company calculated the tax effect of non-GAAP adjustments by applying an applicable estimated jurisdictional tax rate to each specific non-GAAP item.